EXHIBIT 23.2

The Board of Directors
Thaxton Insurance Group, Inc.

We consent to incorporation by reference in the registration statement (No. 333-28713) on Form S-4 of Thaxton Insurance Group, Inc. of our report June 21, 1996, relating to the balance sheet of Thaxton Insurance Group, Inc. as of December 31, 1995, and the related statement of operations, stockholders' equity, and cash flows for the year then ended.

                                            KPMG PEAT MARWICK LLP



Charlotte, North Carolina
September 3, 1997